UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012

TRANZYME, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

5001 South Miami Boulevard, Suite 300 Durham, NC	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 474-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On September 12, 2012, Tranzyme, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC as representative to the Underwriters listed on Schedule IV attached thereto (collectively, the “Underwriters”) relating to the public offering (the “Offering”) of 2,597,402 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), at a price to the public of $3.85 per share (the “Offering Price”), less underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to an additional 389,610 shares of Common Stock to cover over-allotments, if any, at the Offering Price.

The net proceeds to the Company from the sale of the Common Stock, after deducting the Underwriters’ discounts and other estimated offering expenses payable by the Company, are expected to be approximately $9.15 million assuming no exercise by the Underwriters of their over-allotment option, or $10.56 million if the Underwriters exercise their over-allotment option in full. The Offering is expected to close on September 18, 2012, subject to the satisfaction of customary closing conditions.

The Common Stock is being offered and sold pursuant to a prospectus dated May 29, 2012 and a prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 13, 2012, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-181215) declared effective by the SEC on May 29, 2012.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Underwriting Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The legal opinion of Goodwin Procter LLP relating to the Common Stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01                     Other Events.

On September 13, 2012, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01                     Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibits are deemed to have been filed with the Securities and Exchange Commission:

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 12, 2012, among Tranzyme, Inc. and the underwriters party thereto.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press Release issued by Tranzyme, Inc. dated September 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANZYME, INC.

	By:	/s/ Richard I. Eisenstadt
Richard I. Eisenstadt
VP, Finance and Chief Financial Officer

Date: September 13, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 12, 2012, among Tranzyme, Inc. and the underwriters party thereto.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press Release issued by Tranzyme, Inc. dated September 13, 2012.